UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2020

Chicken Soup for the Soul Entertainment Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement.

On June 4, 2020, Chicken Soup for the Soul Entertainment Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “ATM Agreement”) with B. Riley FBR, Inc. (the “Agent”), pursuant to which the Company may offer and sell, from time to time, shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) and shares of the Company’s 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), with an aggregate offering price of up to $11,564,076.

Pursuant to the ATM Agreement, the Class A Common Stock and/or Series A Preferred Stock may be offered and sold through the Agent in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the Nasdaq Global Market or sales made to or through a market maker other than on an exchange or in negotiated transactions (which may include block trades). Under the ATM Agreement, the Agent will be entitled to compensation of up to 3.0% of the gross proceeds from each sale. The Company also agreed to reimburse the Agent for its legal expenses of $50,000 in connection with entering into the ATM Agreement, plus (i) $2,500 upon the filing of certain financial information, including the Company’s annual and quarterly reports and the filing of certain post-effective amendments to the registration statement of which this prospectus supplement forms a part, and (ii) up to $15,000 in connection with the filing of any prospectus supplement. The Company has no obligation to sell any securities under the ATM Agreement and may at any time suspend solicitations and offers under the ATM Agreement.

The Class A Common Stock and Series A Preferred Stock sold under the ATM Agreement, if any, will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-238588), declared effective by the Securities and Exchange Commission on June 4, 2020 (“Registration Statement”). The Company has filed a prospectus supplement, dated June 4, 2020, to the preliminary prospectus included in the Registration Statement with the Securities and Exchange Commission in connection with the offer and sale of the Class A Common Stock and/or Series A Preferred Stock from time to time in the future. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Agent and its affiliates have provided, and may in the future provide, various investment banking and/or other financial services for the Company and/or its affiliates, and the Company paid, and expects to pay, customary fees and commissions for such services.

The foregoing description of the ATM Agreement is not complete and is qualified in its entirety by reference to the entire ATM Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

1.1	At Market Issuance Sales Agreement dated June 4, 2020, by and between Chicken Soup for the Soul Entertainment Inc. and B. Riley FBR, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2020	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer